Exhibit 99.1

Chiller Holdco, LLC and

Subsidiaries

Consolidated Financial Statements as of

December 31, 2018 (Successor) and 2017

(Predecessor) and for the Periods from January 17,

2018 through December 31, 2018 (Successor) and

January 1, 2018 through January 16, 2018

(Predecessor) and the Year Ended December 31,

2017 (Predecessor) and Independent Auditors’

Report

CHILLER HOLDCO, LLC AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

CONSOLIDATED FINANCIAL STATEMENTS:

Balance Sheets as of December 31, 2018 (Successor) and 2017 (Predecessor)	3

Statements of Operations for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor)	4

Statements of Equity for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor)	5

Statements of Cash Flows for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor)	6

Notes to Consolidated Financial Statements	7-33

INDEPENDENT AUDITORS’ REPORT

Chiller Holdco, LLC and Subsidiaries

Sioux City, Iowa

We have audited the accompanying consolidated financial statements of Chiller Holdco, LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 (Successor) and 2017 (Predecessor), and the related consolidated statements of operations, equity, and cash flows for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor), and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chiller Holdco, LLC and its subsidiaries as of December 31, 2018 (Successor) and 2017 (Predecessor), and the results of their operations and their cash flows for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor) in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Notes 1 and 3 to the consolidated financial statements, on January 16, 2018, funds managed by The Blackstone Group L.P., through their wholly owned subsidiary BCP Chiller Aggregator L.L.C., acquired 80% of the outstanding membership units of the Company in a transaction (the “Transaction”). The Transaction is accounted for under the acquisition method of accounting for business combinations. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

Des Moines, Iowa

July 16, 2019

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 (SUCCESSOR) and 2017 (PREDECESSOR)

	Successor	Predecessor
	2018	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,220,052	$4,664,022
Accounts receivable—net	14,138,786	14,939,993
Prepaid expenses	1,104,089	1,271,841
Income taxes receivable	108,602	83,341

Total current assets	30,571,529	20,959,197

PROPERTY AND EQUIPMENT—Net	282,856,044	206,508,142

OTHER ASSETS:
Notes receivable	11,000,000	14,972,751
Intangible assets—net	89,170,000
Goodwill	174,800,733	1,000,000
Other assets	2,920,213	2,352,573

Total other assets	277,890,946	18,325,324

TOTAL ASSETS	$591,318,519	$245,792,663

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,817,533	$6,172,851
Accounts payable—stockholders		1,343,986
Accrued expenses	9,253,511	6,492,819
Unearned revenue	1,617,569	896,454
Income taxes payable		115,109
Current portion of long-term debt		37,754,900

Total current liabilities	18,688,613	52,776,119

LONG-TERM DEBT—Net	371,451,922	82,748,943

DEFERRED INCOME TAXES—Net	2,963,453	2,432,759

OTHER LIABILITIES	300,944

TOTAL LIABILITIES	393,404,932	137,957,821

EQUITY:
Partners’ equity		6,711,825
Common stock		6,692,318
Additional paid-in-capital		1,600,973
Retained earnings		92,829,726
Members’ equity	197,913,587

Total equity	197,913,587	107,834,842

TOTAL LIABILITIES AND EQUITY	$591,318,519	$245,792,663

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS FROM JANUARY 17, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND

JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR) AND

THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

	Successor	Predecessor
	January 17, 2018 – December 31, 2018	January 1, 2018 – January 16, 2018	January 1, 2017 – December 31, 2017

REVENUE	$159,330,818	$6,464,880	$162,589,753

OPERATING EXPENSES:
Operating costs (exclusive of depreciation and amortization)	105,502,096	4,425,614	111,168,662
Selling, general and administrative	16,507,257	1,424,755	19,419,411
Depreciation and amortization	27,136,777	595,933	13,770,745
Loss on disposition of property and equipment	91,646	257,561	521,778

Total operating expenses	149,237,776	6,703,863	144,880,596

INCOME (LOSS) FROM OPERATIONS	10,093,042	(238,983)	17,709,157

OTHER INCOME (EXPENSE):
Interest income	511,372	1,232	325,011
Interest expense	(22,421,489)	(241,438)	(5,735,808)

Other expense—net	(21,910,117)	(240,206)	(5,410,797)

INCOME (LOSS) BEFORE INCOME TAXES	(11,817,075)	(479,189)	12,298,360

INCOME TAX BENEFIT (EXPENSE)	(342,930)	62,794	839,410

NET INCOME (LOSS)	$(12,160,005)	$(416,395)	$13,137,770

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE PERIODS FROM JANUARY 17, 2018 THROUGH DECEMBER 31, 2018 (SUCCESS0R) AND JANUARY 1, 2018

THROUGH JANUARY 16, 2018 (PREDECESSOR) AND THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

			Stockholders’ Equity
	Members’ Equity	Partners’ Equity	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity	Total Equity

PREDECESSOR

Balance at January 1, 2017	$—	$6,986,612	$6,692,318	$1,600,973	$88,568,661	$96,861,952	$103,848,564

Net income		1,525,213			11,612,557	11,612,557	13,137,770

Partner distributions		(1,800,000)					(1,800,000)

Dividends paid					(7,351,492)	(7,351,492)	(7,351,492)

Balance at December 31, 2017	$—	$6,711,825	$6,692,318	$1,600,973	$92,829,726	$101,123,017	$107,834,842

Net income (loss)		32,505			(448,900)	(448,900)	(416,395)

Merger of Mighty Cold Properties LLC with CCS, LLC	6,744,330	(6,744,330)					—

Dividends paid					(6,954)	(6,954)	(6,954)

Balance at January 16, 2018	$6,744,330	$—	$6,692,318	$1,600,973	$92,373,872	$100,667,163	$107,411,493

SUCCESSOR

Balance at January 17, 2018	$216,042,407	$—	$—	$—	$—	$—	$216,042,407

Net loss	(12,160,005)						(12,160,005)

Member distributions	(6,231,172)						(6,231,172)

Incentive unit compensation	262,357						262,357

Balance at December 31, 2018	$197,913,587	$—	$—	$—	$—	$—	$197,913,587

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIODS FROM JANUARY 17, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR)

AND JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR) AND THE YEAR

ENDED DECEMBER 31, 2017 (PREDECESSOR)

	Successor	Predecessor
	January 17, 2018 –	January 1, 2018 –	January 1, 2017 –
	December 31, 2018	January 16, 2018	December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(12,160,005)	$(416,395)	$13,137,770
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	19,806,777	595,933	13,770,745
Amortization of intangible assets	7,330,000
Amortization of debt issuance costs	5,919,494	2,993	65,077
Deferred income taxes	(497,130)	(81,058)	(1,071,069)
Incentive unit compensation	262,357
Loss on disposition of property and equipment	91,646	257,561	521,778
Changes in assets and liabilities:
Accounts receivable	(26,967)	828,174	703,097
Prepaid expenses	87,062	164,031	(41,823)
Income taxes receivable / payable	(82,048)	(46,017)	(413,680)
Other assets	(184,274)	(31)	(156,207)
Accounts payable	1,085,749	(178,936)	900,799
Accrued expenses and other	2,632,572	683,088	904,188
Unearned revenue	685,584	35,531	29,588

Net cash provided by operating activities	24,950,817	1,844,874	28,350,263

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,480,526)	(200,437)	(31,385,926)
Purchase of short-term investments			(4,458,814)
Maturities of short-term investments			6,551,993
Proceeds from sale of equipment	69,890	1,333,476	22,802
Consideration paid to Prior Owners	(429,445)

Net cash provided by (used in) investing activities	(5,840,081)	1,133,039	(29,269,945)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in stockholder draw accounts			(848,658)
Proceeds from long-term line of credit			5,000,000
Proceeds from long-term financing			2,022,819
Payments on long-term debt		(5,294,493)	(6,974,458)
Dividends paid		(6,954)	(7,351,492)
Member / Partner distributions	(6,231,172)		(1,800,000)

Net cash used in financing activities	(6,231,172)	(5,301,447)	(9,951,789)

NET CHANGE IN CASH AND CASH EQUIVALENTS	12,879,564	(2,323,534)	(10,871,471)
CASH AND CASH EQUIVALENTS:
Beginning of period	2,340,488	4,664,022	15,535,493

End of period	$15,220,052	$2,340,488	$4,664,022

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
Purchases of property and equipment in accounts payable	$1,254,003	$916,395	$916,395

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$15,454,854	$74,186	$5,703,817

Cash paid for taxes	$845,046	$—	$658,869

See notes to consolidated financial statements.

CHILLER HOLDCO, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2018 (SUCCESSOR) AND 2017 (PREDECESSOR) AND FOR THE PERIODS FROM JANUARY 17, 2018 THROUGH DECEMBER 31, 2018 (SUCCESSOR) AND JANUARY 1, 2018 THROUGH JANUARY 16, 2018 (PREDECESSOR) AND

THE YEAR ENDED DECEMBER 31, 2017 (PREDECESSOR)

1.	ORGANIZATION

Nature of Business — Chiller Holdco, LLC and subsidiaries (the “Company”) operates 19 temperature-controlled warehouse facilities across the Upper Midwest, Midwest and Mid-Atlantic states. The Company is headquartered in Sioux City, Iowa.

Business Organization — On January 16, 2018, funds managed by The Blackstone Group L.P., through their wholly owned subsidiary BCP Chiller Aggregator L.L.C. (“BCP”), acquired 80% of the outstanding membership units of the Company in a transaction (the “Transaction”). The Transaction, which closed at the end of the day on January 16, 2018, is discussed further in Note 3. The Company is referred to as the “Predecessor” for the period prior to the Transaction. The Company is referred to as the “Successor” for the period subsequent to the Transaction.

Prior to the Transaction, Chiller Holdco, LLC and Cloverleaf Cold Storage Co. and affiliated companies (“Cloverleaf”), were owned and managed by a common group of individuals (the “Prior Owners”). To facilitate the Transaction, the following key restructuring events occurred:

-	October 24, 2017 – Prior Owners formed Cloverleaf Cold Storage, LLC (“CCS LLC”)

-	November 21, 2017 – Prior Owners formed Chiller Holdco, LLC and contributed the member interests of CCS LLC to Chiller Holdco, LLC

-	December 11, 2017 – Prior Owners formed Chiller Midco, LLC as a subsidiary of Chiller Holdco, LLC and contributed the member interest of CCS LLC to Chiller Midco, LLC

-	January 11, 2018 – Through a sequence of contributions the Prior Owners contributed 100% of their ownership of Cloverleaf to CCS LLC.

Prior to January 11, 2018, Cloverleaf financial statements are combined under common ownership and management. Prior to January 11, 2018, Cloverleaf consisted of the following companies:

C Corporations

Cloverleaf Cold Storage Co. (Iowa)

Keycity Leasing Company

S Corporations

Fairmont Refrigerated Service Co.

CCS Realty Co.

Monmouth Property Development, LLC

Cloverleaf Cold Storage Co. (Minnesota)

Cloverleaf Cold Storage Co. (Ohio)

K-F Real Estate Co.

Second Street Corporation

Partnership

Mighty Cold Properties (merged into CCS LLC on January 5, 2018)

From January 11, 2018 through January 16, 2018, this group of affiliated companies, restructured through various events leading up to the Transaction, were consolidated under the Chiller Holdco, LLC, a holding company. The Successor consists of Chiller Holdco, LLC and its subsidiaries. The subsidiaries of Chiller Holdco, LLC include the following:

C Corporations

Cloverleaf Cold Storage (Iowa) Co.

Keycity Leasing Company

Limited Liability Companies

Chiller Midco, LLC1

Cloverleaf Cold Storage LLC1

Cloverleaf Cold Storage (Minnesota) LLC

Cloverleaf Cold Storage Co. LLC

Second Street LLC

K-F Real Estate LLC

Fairmont Refrigerated Service LLC

KCL Equipment LLC

KCL Mezz B LLC1

KCL Mezz A LLC1

KCL Other Equipment Owner LLC

CCS Realty LLC

Monmouth Property Development, LLC

CCS Realty Holdco LLC1

CCS Realty Mezz B LLC1

CCS Realty Mezz A LLC1

CCS Realty Property Owner LLC

[1]	Entities do not have operations.

The year ended December 31, 2017 consists of combined financial statements. The period from January 1, 2018 through January 16, 2018 includes both combined and consolidated financial statements of Cloverleaf and Chiller Holdco, LLC and its subsidiaries. Hereafter, this Predecessor and Successor periods will be defined as “consolidated financial statements”.

The term the “Company” is used as a universal name for the group of companies included within the Predecessor and Successor.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements as of December 31, 2018 and for the period from January 17, 2018 through December 31, 2018 represent the financial information of the Successor subsequent to the Transaction. The consolidated financial statements for the period from January 1, 2018 through January 16, 2018 represent the financial information of Predecessor prior to the Transaction. The consolidated financial statements as of and for the year ended December 31, 2017 represent the financial information of Predecessor.

The information presented for the Successor may not be directly comparable to the information provided related to the Predecessor as a result of the revaluation of assets and liabilities from the application and push down of purchase accounting; accordingly, a black line is shown in the Balance Sheet, Statements of Operations, Equity and Cash Flows between those periods prior to and post the Transaction since they have not been prepared on a comparable basis.

All intercompany transactions have been eliminated.

Cash and Cash Equivalents—The Company considers all highly liquid debt-instruments, with original maturities of three months or less, to be cash and cash equivalents.

Accounts Receivable—The Company estimates an allowance for doubtful accounts based on specific knowledge of doubtful accounts and an aging analysis of accounts receivable. Actual bad debts are written off when determined to be uncollectible. As of December 31, 2018 (Successor) and 2017 (Predecessor), the allowance for doubtful accounts was $106,000.

Property and Equipment—Property and equipment is recorded at cost, less an allowance for depreciation or amortization. Depreciation is determined using the straight-line method over the estimated useful lives of property and equipment. Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the improvement. Estimated useful lives for newly acquired property and equipment are below.

Description	Estimated Life

Land improvements	15-40 years
Buildings	10-40 years
Leasehold improvements	16 years
Machinery and equipment	5-25 years
Furniture and fixtures	5-15 years

Intangible Assets—Intangible assets consist primarily of customer relationships, trade names and non-compete agreements and are amortized over the estimated useful life of the respective asset.

Long-lived Asset Impairment—The Company evaluates the impairment of long-lived assets if circumstances indicate that the carrying value of those assets may not be recoverable. Recoverability of the assets to be held and used is measured by comparing the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. Any indicated impairment would be measured based on fair value of the asset.

Goodwill—Goodwill represents the excess of purchase price over the fair value of identifiable assets acquired and liabilities assumed in a business combination. The Company tests goodwill for impairment annually on September 30, or more frequently if events or changes in circumstances indicate that impairment may have occurred. Impairment testing is performed at the reporting unit level. The Company determined that there is one reporting unit. An impairment charge is recognized if the carrying amount of a reporting unit exceeds its fair value.

Debt Issuance Costs—Debt issuance costs are deferred and amortized over the term of the related debt using the straight-line method, which approximates the effective interest method, with amortization included in interest expense. Debt issuance costs related to the line of credit are reported as other assets. Debt issuance costs related to long-term debt are reflected as a direct deduction from the carrying amount of the long-term debt.

Revenue Recognition—Revenues for the Company include storage and warehouse services (“Operating Revenue”), third-party managed services for locations or logistics services managed on behalf of customers (“Third-Party Managed Revenue”), and revenue from the sale of pallets and other items and rental revenue (“Other Revenue”).

Operating Revenue

The Company’s customer arrangements generally include rent, storage and service elements, such as handling or tempering, that are priced separately. Revenues from storage and handling are recognized over the period consistent with the transfer of the service to the customer.

Third-Party Managed Revenue

The Company provides management services for which the contract compensation arrangement includes reimbursement of operating costs and a fixed management fee. Cost reimbursements are recognized as revenue as the services are performed and costs are incurred. These amounts are presented on a gross basis as the Company is the principal in the arrangement. The fixed management fee is recognized ratably over the service period.

Other Revenue

Other Revenue primarily includes the sale of pallets to customers and rental revenue. Revenues from the sale of pallets is recognized upon delivery to customers. Rental revenue consists of rent received on warehouse space leased out to third parties. Rental revenue is recognized on a straight-line basis over the life of the lease agreements.

Unearned Revenue—Unearned revenue consists of handling revenue billed in advance. The Predecessor recognized 70% of the initial handling revenue as product was received and deferred the remaining 30% until the specific product was removed from the warehouse. The Successor recognizes 50% of the initial handling revenue as product is received and defers the remaining 50% until the specific product is removed from the warehouse. The change in deferral policy did not have a material impact on the consolidated financial statements.

Sales Taxes—The Company collects sales tax on leases and remits these amounts to applicable taxing authorities. The tax collected and remitted is excluded from revenue and expense.

Income Taxes—Chiller Holdco, LLC is organized as a limited liability company (LLC) which is treated as a partnership for United States (“U.S.”) federal income tax purposes and is not subject to U.S. corporate income taxes. The members are liable for the income taxes on their proportionate share of the Company’s income, except for the C corporation subsidiaries. Many of the subsidiaries of Chiller Holdco, LLC are organized as LLCs and are wholly-owned subsidiaries. These LLCs are treated as disregarded entities for income tax purposes.

With reference to the C corporations, income taxes are provided for the tax effects of transactions reported in the consolidated financial statements. The provision for income taxes includes income taxes currently due and deferred income taxes on temporary differences between financial and income tax bases and assets and liabilities. Temporary differences primarily relate to differences in property and equipment depreciation.

The LLCs that are subsidiaries of Keycity Leasing Company are disregarded entities and have their income taxed as part of the C corporation’s income.

Cloverleaf companies elected under Subchapter S of the Internal Revenue Code to be treated as S Corporations for income tax purposes. Therefore, the stockholders were liable for income taxes on their proportionate share of the companies’ income.

With reference to Mighty Cold Properties, no provision or liability for income taxes is included in the consolidated financial statements. The partners are liable for income taxes on their proportionate share of the partnership’s income.

Share-Based Compensation—Subsequent to the Transaction, the Company grants incentive stock units to executives. These equity-based awards are subject to service and performance-based vesting requirements. Compensation cost for time-based awards is recognized ratably over the applicable vesting period. Compensation cost for performance-based awards is recognized based upon the probability that the performance targets will be achieved. The performance-based awards are expensed when the achievement of performance metrics is probable. The total expense recognized over the vesting period will only be for those awards that ultimately vest and are credited to equity.

There was no incentive stock unit plan prior to the Transaction.

Fair Value of Financial Instruments—The carrying value of the Company’s financial instruments such as cash and cash equivalents, accounts receivable, restricted cash, and accounts payable approximate fair value because of their short-term maturities. The carrying value of the note receivables and note payables approximate fair value due to such being issued or revalued in connection with the Transaction. The fair value of the installment notes receivable and notes payable on the date of the Transaction were determined using the estimated future cash flows of the various instruments based on interest rates commensurate with the underlying terms and risk involved.

Business Combinations—The Company accounts for acquisitions in which it obtains control of one or more businesses as a business combination. The purchase price of the acquired businesses, including an estimate of the fair value of any contingent consideration, is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over those fair values is recognized as goodwill. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recognized in the consolidated statements of operations.

Accounting for business combinations requires the Company’s management to make significant estimates and assumptions at the acquisition date, including the estimated fair value of acquired intangible assets and the determination of the fair value of contractual obligations, where applicable.

Use of Estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Recent Accounting Pronouncements—In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers. Along with subsequent amendments, the new standard outlines the principles an entity must apply to measure and recognize revenue and the related cash flows it expects to be entitled for the transfer of promised goods or services to customers. The updated standard becomes effective for annual reporting periods beginning after December 15, 2018. The new standard can be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of the change recognized at the date of the initial application. The Company is currently evaluating the impact on its consolidated financial statements and has not yet selected a transition method.

In February 2016, the FASB issued ASU 2016-02, Leases. The standard has requirements on how to account for leases by both the lessee and the lessor and adds clarification for what constitutes a lease, among other items. The standard becomes effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted. The new standard must be applied using the modified retrospective approach. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows: Restricted Cash. The amendments in this new guidance require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Amounts generally described as restricted cash or restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. This guidance is effective for annual reporting periods beginning after December 15, 2018 and is required to be adopted retrospectively. The Company is still evaluating the impact of adopting this guidance on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other: Simplifying the Test for Goodwill Impairment, which is intended to simplify the accounting for goodwill impairment. The amendment in this update eliminates the requirement to calculate the implied fair value of goodwill under the two-step impairment test to measure a goodwill impairment charge. The provisions of this standard are effective for annual reporting periods beginning after December 15, 2019. Early adoption is permitted. The standard is to be applied using a prospective approach. The Company elected to early adopt ASU 2017-04 in 2018. The adoption did not have an impact on the Company’s consolidated financial statements.

3.	THE TRANSACTION

On January 16, 2018, BCP acquired 80% of the outstanding membership units of the Company. With the acquisition, BCP obtained control of the Company. In accordance with FASB Accounting Standards Codification (ASC) 805, Business Combinations, when there is a partial acquisition in which control is obtained and it is considered a business combination, the acquirer recognizes the following: (1) 100% of the identifiable net assets at fair value or in accordance with other applicable GAAP, (2) noncontrolling membership interests at fair value, which represent the carryover membership interests from the Prior Owners, and (3) goodwill, measured as the excess of the consideration transferred, plus the fair value of noncontrolling membership interests, over the net of the fair value amounts of the identifiable assets acquired and liabilities assumed on the acquisition date.

The Company elected to apply push down accounting in these financial statements as it has undergone a change in control. As such, the total purchase price is allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values on January 16, 2018, with the excess recorded as goodwill, which is not deductible for tax purposes. The purchase price of the business combination has been allocated to assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, using management’s best estimates of the fair values using the data available on January 16, 2018. The purchase price allocation was determined by management with assistance of outside valuation experts.

The Transaction was financed with equity and debt of $527,943,492. The series of transactions which occurred in conjunction with the Transaction were as follows:

•	BCP made a controlling cash equity investment of $172,833,926.

•

BCP facilitated new debt origination, with subsidiaries of Chiller Holdco, LLC as named borrowers. The new debt consisted of a $30,000,000 revolving credit agreement and $365,000,000 term note payable. There were no amounts borrowed on the revolving credit agreement on the acquisition date. The term note was funded net of lender fees of $9,290,434. In addition, $600,000 was withheld by the lender as costs to originate the revolving credit agreement.

•

Predecessor debt of $96,946,476, inclusive of prepayment penalties of $1,172,327, was paid. The prepayment penalties resulted from the payoff of the Predecessor debt, and therefore are not recognized as an expense in the Predecessor or Successor periods.

•	The purchase price for the membership units included the following consideration:

○	The sellers were paid $428,122,016 for 80% of their membership units.

○	Cash of $2,875,000 was placed into escrow to be paid to the sellers 18 months from the acquisition date, adjusted for any indemnification claims.

The cash inflows and outflows from the series of transactions described above are non-cash transactions for the Company as the transactions were facilitated directly between BCP, the sellers and other parties to the Transaction.

The Prior Owners maintained 20% interest in the Company post the Transaction. The fair value of their interest was determined to be $43,208,481.

BCP incurred costs to secure the new debt, including costs withheld by the lender and third-party costs. The costs withheld by the lender of $9,290,434 and third-party debt issuance costs of $2,467,001 are presented as a reduction of the carrying amount of the long-term debt. The costs withheld by the lender for the origination of the revolving credit facility of $600,000 are presented as other assets.

The Predecessor incurred transaction costs related to the acquisition of $10,654,945, including $9,711,218 of costs that were contingent upon the closing of the Transaction, and therefore are not recognized as an expense in the Predecessor or Successor periods. The remaining $943,727 of transaction costs incurred by the Predecessor, primarily related to accounting and legal fees, were recognized in selling, general and administrative expenses in the period from January 1, 2018 to January 16, 2018 (Predecessor). The consideration transferred by BCP included $8,523,956 of cash to reimburse the sellers for the acquisition-related costs incurred by the Predecessor.

The following table summarizes the Successor opening balance sheet, after the effects of purchase accounting, as of January 17, 2018:

Cash	$2,340,488
Accounts receivable	14,111,819
Prepaid expenses	1,191,151
Property and equipment	297,006,224
Notes receivable	11,000,000
Intangible assets:
Customer relationships	72,000,000
Trade names	23,700,000
Noncompete agreements	800,000
Goodwill	174,800,733
Other assets	2,952,605

Total assets	599,903,020

Accounts payable	6,823,621
Accrued expenses and other	6,928,379
Unearned revenue	931,985
Long-term debt	365,749,095
Deferred income taxes	3,427,533

Total liabilities	383,860,613

Members’ equity	216,042,407

Total liabilities and members’ equity	$599,903,020

The customer relationships, trade names and noncompete agreements have estimated useful lives of 15, 10 and 5 years, respectively.

4.	CONCENTRATION OF CREDIT RISK

At various times, bank balances are in excess of the amounts covered by federal deposits insurance.

The Company extends credit to its customers, which consist of food processors and commodity trading companies located in the Upper Midwest, Midwest and Mid-Atlantic states. Credit is secured by a general warehouse lien in goods stored.

During the periods from January 17, 2018 to December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor), the Company had ten major customers that accounted for 59.3%, 59.1% and 61.5% of revenue, respectively. The Company had one customer that individually accounted for more than 10% of revenue during those same periods.

5.	PROPERTY AND EQUIPMENT—NET

Property and equipment—net consists of the following at December 31:

	Successor	Predecessor
	2018	2017

Land	$16,199,994	$5,294,297
Land improvements	22,183,836	12,049,012
Buildings	175,766,904	169,618,224
Leasehold improvements	302,350	478,779
Machinery and equipment	83,079,260	155,044,053
Vehicles	4,194,527	2,976,535
Furniture and fixtures	478,170	1,478,604
Construction in progress	399,870	224,630

	302,604,911	347,164,134

Less: accumulated depreciation	19,748,867	140,655,992

Property and equipment—net	$282,856,044	$206,508,142

6.	NOTES RECEIVABLE

Notes receivable consists of the following at December 31:

	Successor	Predecessor
	2018	2017

Note receivable from Enterprise IL NMTC Fund I, LLC (“Enterprise NMTC”)	$6,100,000	$8,656,251
Note receivable from Chase NMTC Cloverleaf ASP Investment Fund, LLC (“Chase NMTC”)	4,900,000	6,316,500

	$11,000,000	$14,972,751

The notes receivable were recorded at fair value in connection with the Transaction, which resulted in the write-down of the carrying value due to the below market interest rates on the notes. The implied fixed interest rates on the Enterprise NMTC and Chase NMTC notes, subsequent to the Transaction, are 3.7% and 3.4%, respectively. If the notes were settled on December 31, 2018 (Successor), the Company would receive the contractual principal outstanding of $14,972,751, plus any accrued interest.

The fixed interest rates on the Enterprise NMTC and Chase NMTC notes, prior to the Transaction, were 1.08% and 1.50%, respectively.

Enterprise NMTC and Chase NMTC are required to make quarterly payments until maturity in April 2045. Quarterly payments of $23,372 and $23,687, respectively, are required through March 2022. Beginning April 2022, the notes require quarterly payments of $106,386 and $81,308, respectively, and may require additional variable payments each December 25 based on net cash flows of the borrower.

The notes are secured by membership interests in entities that hold a mortgage on a Monmouth, Illinois cold storage facility owned by Monmouth Property Development, LLC.

7.	INTANGIBLE ASSETS—NET

Intangible assets—net consist of the following at December 31, 2018 (Successor):

	Estimated Useful Life (in Years)	Gross Amount	Accumulated Amortization	Carrying Value

Customer relationships	15	$72,000,000	$(4,800,000)	$67,200,000
Trade names	10	23,700,000	(2,370,000)	21,330,000
Non-compete agreements	5	800,000	(160,000)	640,000

Total		$96,500,000	$(7,330,000)	$89,170,000

As of December 31, 2018 (Successor), estimated amortization expense for the next five years for the intangible assets is as follows:

Year ending December 31,

2019	$7,330,000
2020	7,330,000
2021	7,330,000
2022	7,330,000
2023	7,170,000
Thereafter	52,680,000

$89,170,000

There were no intangible assets as at December 31, 2017 (Predecessor).

8.	GOODWILL

Goodwill represents the excess purchase price of the business acquired over the fair value of the net tangible and intangible assets acquired. There were no impairments to goodwill during the year ended December 31, 2017 (Predecessor) and the periods from January 1, 2018 through January 16, 2018 (Predecessor) and January 17, 2018 to December 31, 2018 (Successor).

The following table presents the activity in goodwill for the year ended December 31, 2017 (Predecessor) and the periods from January 1, 2018 through January 16, 2018 (Predecessor) and January 17, 2018 through December 31, 2018 (Successor).

Predecessor

Balance at January 1, 2017	$1,000,000

Balance at December 31, 2017	$1,000,000

Balance at January 16, 2018	$1,000,000

Successor

Balance at January 17, 2018	$174,800,733

Balance at December 31, 2018	$174,800,733

9.	ACCRUED EXPENSES

Accrued expenses consist of the following at December 31:

	Successor	Predecessor
Description	2018	2017

Compensation and benefits	$4,934,017	$4,090,959
Professional fees	1,318,000
Real estate taxes	1,314,079	1,335,373
Other	1,687,415	1,066,487

Total	$9,253,511	$6,492,819

10.	LESSOR OPERATING LEASES

The Company leases warehouse facilities to unrelated third parties on operating leases including month-to-month operating leases and other leases that expire from between 2020 and 2024. Rental income was $2,012,444, $91,493 and $1,879,173 for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor), respectively.

Future minimum rentals to be received under noncancelable leases with original terms in excess of one year as at December 31, 2018 are as follows:

Year Ending December 31,

2019	$1,539,960
2020	657,172
2021	309,204
2022	247,560
2023	247,560
Thereafter	185,670

Total	$3,187,126

11.	ACCOUNTS PAYABLE – STOCKHOLDERS

As of December 31, 2017 (Predecessor), amounts due to stockholders are as follows:

STOCKHOLDERS	AMOUNT

William R Feiges Revocable Trust	$334,000
David N. Kaplan Revocable Trust	327,000
Daniel F. Kaplan Revocable Trust	324,986
Adam J. Feiges Revocable Trust	316,000
David N. Kaplan GST Discretionary Trust	21,000
Daniel F. Kaplan GST Discretionary Trust	21,000

Total	$1,343,986

The amounts due represent the net position of cash funding from and payments to the stockholders to cover obligations of the Company or stockholders (i.e. income taxes) from transactions in the ordinary course of business. These amounts are reflected as accounts payable – stockholders in the consolidated balance sheets and the gross fundings from and payments to stockholders have been reflected as financing activities in the consolidated statements of cash flows.

12.	LONG-TERM DEBT-NET

Long-term debt-net consists of the following at December 31, 2018 (Successor):

		Interest Rate	Amount

Notes Payable—Banks

Revolving Credit Agreement—Goldman Sachs Bank USA	(a)		$—

Credit Agreement—Goldman Sachs:
Mortgage Company	(b)	LIBOR plus:
Note Component A	(b)	2.08%	136,200,000
Note Component B	(b)	2.38%	35,900,000
Note Component C	(b)	2.58%	32,600,000
Note Component D	(b)	2.98%	37,600,000
Note Component E	(b)	2.36%	61,800,000
Note Component F	(b)	3.31%	60,900,000

Total obligation			365,000,000
Less: unamortized debt issuance costs			(6,110,767)

Notes payable—banks			$358,889,233

Installment Notes Payable

New Market Tax Credit (NMTC)
Installment Notes:
Enterprise SUB-CDE XII, LLC (Enterprise)	(c)	4.65%	$4,100,000
Enterprise SUB-CDE XIX, LLC (Enterprise)	(c)	4.63%	3,400,000
CIF III, LLC (Chase)	(c)	4.66%	4,000,000
CNMC SUB-CDE 61, LLC (Chase)	(c)	4.88%	1,800,000

Total obligation			13,300,000
Less: unamortized debt issuance costs			(737,311)

Installment notes payable			$12,562,689

Total long-term debt			$371,451,922

(a)	Revolving Credit Agreement—Goldman Sachs Bank USA

Cloverleaf Cold Storage, LLC, as borrower, has a $30,000,000 revolving credit agreement, including a $5,000,000 swingline, with Goldman Sachs Bank USA which expires on January 15, 2021. The interest rate floats at the Adjusted London Inter-Bank Offered Rate (LIBOR) for a one-month interest period plus 4% or the alternate base rate which is defined as the highest of: (a) Federal Funds Effective rate in effect on such day plus 0.50%, (b) Prime Rate in effect on such day, and (c) Adjusted LIBOR for an interest period of one month for such day, plus 1%. There is also a daily commitment fee of 0.25% per annum of the unused portion of the revolving credit agreement. There were no amounts borrowed on the revolver or swingline as of December 31, 2018 (Successor).

Collateral for the revolver consists of a security interest in balance sheet accounts, general intangibles, instruments and investment property of Chiller Midco, LLC, Cloverleaf Cold Storage, LLC, CCS Realty, LLC, Cloverleaf Cold Storage Ohio, LLC and Second Street, LLC, as borrowers or guarantors on the revolving credit agreement.

The revolver has financial and non-financial covenants. The financial covenants are applicable at the end of each quarter if the amount borrowed on the revolver and swingline exceed 35% of the available amount, as defined in the revolving credit agreement. The financial covenants include a minimum borrowing base coverage ratio, minimum borrowing base debt service coverage ratio and maximum leverage ratio. As of December 31, 2018 (Successor), the Company believes it was in compliance with all covenants.

(b)	Note Payable—Goldman Sachs Mortgage Company

The Company entered into a credit agreement (“Credit Agreement”) with Goldman Sachs Mortgage Company (“Goldman”). The original Credit Agreement was for a loan totaling $365,000,000. The Credit Agreement consists of six note components (“Note Component”) which each have a variable interest rate equal to the LIBOR plus the applicable spread for each such Note Component. The interest rate for each Note Component ranged from 4.54% to 5.77% as of December 31, 2018 (Successor).

Commencing on February 9, 2018, the Credit Agreement requires monthly interest payments, with the principal balance payable on the initial maturity date of February 9, 2020. The Company has five successive options to extend the initial maturity date for a period of one year each. Blackstone Capital Partners VII NQ L.P. and Blackstone Capital Partners VII.2 NQ L.P. are the guarantors for the Credit Agreement. The Credit Agreement is secured by all real and personal property of CCS Realty Property Owner LLC and KCL Equipment Owner LLC.

The Credit Agreement contains affirmative and negative covenants that govern business practices of the Company including, but not limited to, continuation of insurance, limitation on the Company’s ability to incur additional indebtedness, maintenance of collateral, interim and financial reporting requirements, and annual budgets. As of December 31, 2018 (Successor), the Company believes it was in compliance with all covenants.

(c)	New Market Tax Credit Installment Notes

The installment notes payable were recorded at fair value in connection with the Transaction, which resulted in the write-down of the carrying value due to the below market interest rates on the notes. The implied fixed interest rates on the notes payable, subsequent to the Transaction, range between 4.6% and 4.9%. If the notes were called on December 31, 2018 (Successor), the Company would owe contractual principal outstanding of $20,607,334, plus accrued interest.

The Company is required to make quarterly payments until maturity in March or April 2045. The lenders have the option to accelerate the maturity date in April 2022. Quarterly payments ranging from $7,521 to $22,918 are required through March 2022. Beginning March 2022, the notes require quarterly payments ranging from $36,553 to $81,093.

The notes are secured by a mortgage on the real property located in Monmouth, Illinois, assignment of leases and rents, security interest in all personal property and a fixture financing statement. The notes are subject to the terms of an inter-creditor loan agreement. The Enterprise notes are guaranteed by Cloverleaf Cold Storage Co., LLC and the Chase notes are guaranteed by CCS Realty LLC.

Annual maturities of long-term debt at December 31, 2018 (Successor) are as follows:

2019	$—
2020	358,889,233
2021
2022
2023
Thereafter	12,562,689

$371,451,922

Long-term debt-net consists of the following at December 31, 2017 (Predecessor):

		Interest Rate	Amount

Installment Notes Payable

Installment Notes Payable NMTC

Enterprise SUB-CDE XIX, LLC (Enterprise)	(a)	1.73%	$4,950,000
CIF III, LLC (Chase)	(a)	1.53%	6,000,000
CNMC SUB-CDE 61, LLC (Chase)	(a)	1.00%	3,000,000
Enterprise SUB-CDE XII, LLC (Enterprise)	(a)	1.00%	6,657,334

Other Installment Notes Payable

AXA Equitable Life Insurance Company	(b)	4.75%	11,192,482
Metropolitan Life Insurance Company	(c)	6.52%	5,076,238
EquiTrust Life Insurance Company	(d)	5.50%	2,705,809
U.S. Bank National Association	(e)	3.76%	10,282,730
Farmers Electric Cooperative		0.00%	228,139

Note Payable - Bank

Long-term line of credit	(f)	3.11%	5,000,000

Notes Payable - Related Parties - K-F Real Estate Co.

David M Feiges Revocable Trust		6.00%-9.00%	1,380,031
Daniel F Kapaln GST Discretionary Trust		6.00%-9.00%	8,199,071
David N Kaplan GST Discretionary Trust		6.00%-9.00%	8,199,071
Feiges Descendants Trust		6.00%	2,381,855
Feiges Family Trust		6.00%	3,397,188
Feiges Gift Trust		6.00%	2,843,724
Feiges K-F Trust		6.00%	5,548,469

Notes Payable - Related Parties - Cloverleaf Cold Storage Co. (Minnesota)

David N. Kaplan Revocable Trust	(g)	4.00%	2,650,000
Daniel F. Kaplan Revocable Trust	(g)	4.00%	2,650,000
Adam J. Feiges Revocable Trust	(g)	4.00%	3,175,000
William R. Feiges Revocable Trust	(g)	4.00%	3,175,000
Daniel F. Kaplan GST Discretionary Trust		4.00%	525,000
David N. Kaplan GST Discretionary Trust		4.00%	525,000

Notes Payable - Related Parties - CCS Realty Co.

David N. Kaplan Revocable Trust		6.00%	8,746,163
William R. Feiges Revocable Trust		6.00%	6,643,507
Daniel F. Kaplan Revocable Trust		6.00%	4,192,126
Adam J. Feiges Revocable Trust		6.00%	2,036,142

Less: unamortized debt issuance costs			(856,236)
Less: current portion of long-term debt			(37,754,900)

Long-term debt net of current maturities			$82,748,943

(a)	NMTC Installment Notes Payable – Various

The NMTC installment notes payable require quarterly interest payments and will require monthly payments of principal and interest beginning March 1, 2022 noted in the schedule below. The notes mature in April 2045. The notes are secured by a mortgage on the real property located in Monmouth, Illinois, assignment of leases and rents, security interest in all personal property and a fixture financing statement. The lenders have the option to accelerate the maturity date in April 2022. The notes are subject to the terms of an inter-creditor loan agreement. The Enterprise notes are guaranteed by Cloverleaf Cold Storage Co. (Ohio) and the Chase notes are guaranteed by CCS Realty Co. as noted below:

Quarterly payment beginning March 1, 2022	Amount

Enterprise SUB-CDE XII, LLC notes (Enterprise)	$81,093
Enterprise SUB-CDE XIX, LLC notes (Enterprise)	64,818
CIF III, LLC notes (Chase)	77,469
CNMC SUB-CDE 61 LLC notes (Chase)	36,553

(b)	Installment Note payable – AXA Equitable Life Insurance Company

The note had monthly payments including interest of $121,342. The note was secured by a mortgage on K-F Real Estate Co.’s cold storage warehouse facilities located at Lots 14 and 15, Bridgeport Industrial Park, second filing, an addition to Sioux City, Woodbury County, Iowa and on all equipment, fixtures and other personal property utilized in connection with or located at this location. The note was further secured by an assignment of leases and rents derived from K-F Real Estate Co.’s interest as lessor of this facility. The note was guaranteed by Daniel F. Kaplan, Ellen D. Kaplan, David N. Kaplan, Julie A. Kaplan, William R. Feiges, Deborah L. Feiges, Adam J. Feiges and Alyssa T. Feiges.

(c)	Installment Note Payable – Metropolitan Life Insurance Company

The note had monthly payments including interest of $78,409. The interest rate was 6.52% until July 1, 2019, at which time the rate could be adjusted to a market rate at the discretion of Metropolitan Life Insurance Company. The note was secured by a first priority mortgage on the Cloverleaf Cold Storage Co. (Minnesota) warehouse facilities located in Lakeville, Minnesota and on all equipment, fixtures, and other personal property utilized in connection with or located at this location. The note was guaranteed by Daniel F. Kaplan, Ellen D. Kaplan, Daniel F. Kaplan Revocable Trust, David N. Kaplan, Julie A. Kaplan, David N. Kaplan Revocable Trust, William R. Feiges, Deborah L. Feiges, William R. Feiges Revocable Trust, Adam J. Feiges, Alyssa T. Feiges and Adam J. Feiges Revocable Trust. All notes of Cloverleaf Cold Storage Co. (Minnesota) due the guarantors’ revocable trusts have been subordinated to this debt.

(d)	Installment Note Payable – EquiTrust Life Insurance Company

The note had monthly payments including interest of $81,709. The note was secured by a deed of trust, security agreement, financing statement and fixture filing, encumbering real and personal property and other rights and improvements of CCS Realty Co. located on the premises of the facilities in Chillicothe, Missouri. The note was further secured by, an absolute assignment of the lessor’s right, title and interest in and to all existing future leases and all of the rents now due and which hereafter may become due, including any and all extensions and renewals of existing and future leases and to any and all present and future rights against any guarantors, if any, of such obligations. The note was guaranteed by Daniel F. Kaplan, Ellen D. Kaplan, David N. Kaplan, Julie A. Kaplan, William R. Feiges, Deborah L. Feiges, Adam J. Feiges and Alyssa T. Feiges.

(e)	Installment Note Payable – U.S. Bank, National Association

The note had monthly payments including interest of $87,638. The note was secured by a deed of trust, assignment of rents, security agreement and future filing, encumbering real and personal property and other rights and improvements of CCS Realty Co. located on the premises of the facilities in Benson, North Carolina. The note was guaranteed by Daniel F. Kaplan, David N. Kaplan, William R. Feiges and Adam J. Feiges. The maximum amount of the guarantee of each individual was 33.0% of the outstanding principal and interest on the loan.

(f)	Note payable – Bank – Central Bank, Sioux City, Iowa

Cloverleaf Cold Storage co, (Iowa) has a variable rate line of credit with credit with Central Bank, Sioux City, Iowa in the amount of $7,000,000. The annual interest rate floats at the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market (LIBOR) plus 1.75%. Collateral for the loan consists of a security interest in accounts and other rights of payment. The loan is guaranteed by Cloverleaf Cold Storage Co. (Ohio), William R. Feiges, Daniel F. Kaplan, David N. Kaplan and Adam J. Feiges. The guarantee of Cloverleaf Cold Storage Co. (Ohio) is secured by a security interest in accounts and other rights of payments.

(g)	Subordination of Debt

These notes were subordinated to debt of Cloverleaf Cold Storage Co. (Minnesota) due Metropolitan Life Insurance Company. However, payments may be made on these notes provided there are no violations of loan covenants resulting from the payments.

Notes payable – related parties were all unsecured notes as of December 31, 2017.

Except for the NMTC Installment Notes Payable, all notes outstanding at December 31, 2017 (Predecessor), and any accrued but unpaid interest, were paid off in connection with the Transaction.

13.	RELATED PARTY TRANSACTIONS

The Company incurred the following interest expense on the related party notes described in Note 12 during the period January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor):

	Predecessor
	January 1, 2018 -	January 1, 2017 -
	January 16, 2018	December 31, 2017

David M. Feiges Revocable Trust	$5,438	$129,750
William R. Feiges Revocable Trust	23,040	637,000
David N. Kaplan Revocable Trust	27,650	633,100
Daniel F. Kaplan Revocable Trust	16,593	435,100
Adam J. Feiges Revocable Trust	11,843	285,400
David N. Kaplan GST Discretionary Trust	22,469	504,556
Daniel F. Kaplan GST Discretionary Trust	22,469	504,556
Feiges Descendants Trust	6,265	123,479
Feiges Family Trust	8,935	190,793
Feiges Gift Trust	7,479	160,064
Feiges K-F Trust	14,593	309,829

Total	$166,774	$3,913,627

There were no related party transactions during the period from January 17, 2018 through December 31, 2018 (Successor).

14.	COMMON STOCK

As at December 31, 2017 (Predecessor), this account consists of the following:

Affiliated Company	Voting rights	Par Value	Shares authorized	Shares issued & outstanding	Amount
Cloverleaf Cold Storage Co. (Iowa)	Yes	$100	25,000	5,000	$500,000
Fairmont Refrigerated Service Co.	Yes	$1	1,000,000	661,060	661,060
Cloverleaf Cold Storage Co. (Minnesota)	Yes	$100	5,000	2,782	278,200
Cloverleaf Cold Storage Co. (Minnesota)	No	$1	95,000	52,858	52,858
Cloverleaf Cold Storage Co. (Ohio)	Yes	$100	5,000	500	50,000
Keycity Leasing Company	Yes	$100	2,500	1,000	100,000
K-F Real Estate Co.	Yes	$10	500,000	50,000	500,000
K-F Real Estate Co.	No	$10	500,000	50,000	500,000
CCS Realty Co.	Yes	$100	50,000	500	50,000
CCS Realty Co.	No	$100	50,000	40,000	4,000,000
Second Street Corporation	Yes	$1	20,000	200	200

Total					$6,692,318

As at December 31, 2018 (Successor), there was no outstanding common stock.

15.	INCENTIVE UNIT COMPENSATION

On January 17, 2018, the Company created an incentive unit compensation plan, the Management Award and Contribution Agreement (the “Plan”), under which the Company is authorized to grant incentive units to board members, executives and key members of management which, upon vesting, convert into units of Chiller Holdco, LLC. Under the Plan, the 125,000 incentive units were granted and outstanding, of which 41,667 incentive units and 83,333 incentive units have a service-based and performance-based requirement for vesting, respectively. For the incentive units subject to service-based vesting requirements, the units vest 20% per year and become fully vested after five years from the grant date, unless the Company is sold prior to being fully vested, in which case the units will vest immediately. For the incentive units subject to performance-based vesting requirements, the units vest only if the Company is sold and a specific return on investment has been obtained.

Compensation expense relating to service-based incentive units granted was $262,357 for the period from January 17, 2018 through December 31, 2018 (Successor). The unrecognized compensation expense for the service-based incentive units at December 31, 2018 (Successor) is $977,155. For the performance-based incentive units, the Company will recognize compensation expense when the likelihood of the sale of the Company is probable and a specific return on investment has been obtained. Therefore, no compensation expense for the performance-based incentive units has been recognized in the period from January 17, 2018 through December 31, 2018 (Successor). The unrecognized compensation expense associated with these performance-based incentive units at December 31, 2018 (Successor) is $2,146,250.

The following table summarizes the incentive unit activity for the period from January 17, 2018 through December 31, 2018 (Successor):

	Number of Incentive Units	Weighted Average Grant Date Fair Value

Outstanding at January 17, 2018	—	$—
Granted	125,000	28.20

Outstanding at December 31, 2018	125,000	$28.20

The fair value of incentive units granted was estimated at the grant date using a Monte Carlo simulation with the following assumptions:

Expected volatility (annual)	48.00%
Risk-free interest rate	2.40%
Expected option life (years)	5

Expected dividend yield	0.00%

16.	INCOME TAXES

Provision for Income Taxes

The operating business entities of the Company are structured such that a portion of the Company’s income is subject to U.S. federal, state and local income taxes and is taxed at the prevailing corporate tax rates.

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial reporting and tax bases of assets and liabilities. The Company reports interest and penalties related to income tax matters in income tax expense.

The components of the income tax benefit (expense) reflected in the statements of operations for the Successor and Predecessor periods are set forth below:

	Successor	Predecessor
Description	January 17, 2018 – December 31, 2018	January 1, 2018 – January 16, 2018	January 1, 2017 – December 31, 2017

Current tax benefit (expense):
Federal	$(558,647)	$(18,046)	$93,373
State and local	(281,413)	(218)	(325,032)

	(840,060)	(18,264)	(231,659)

Deferred tax benefit:
Federal	$408,447	$59,634	$851,965
State and local	88,683	21,424	219,104

	497,130	81,058	1,071,069

Income tax benefit (expense)	$(342,930)	$62,794	$839,410

Income tax benefit (expense) attributable to income (loss) before income taxes differs from the amounts computed by applying the U.S. statutory federal income tax rate of 21% and 35% for 2018 and 2017, respectively, to income (loss) before income taxes. The reconciliation between the statutory rate and reported amount is as follows:

	Successor	Predecessor
Description	January 17, 2018 – December 31, 2018	January 1, 2018 – January 16, 2018	January 1, 2017 – December 31, 2017

Income taxes at statutory rates	$2,481,586	$100,630	$(4,304,426)
Earnings not subject to tax	(2,653,795)	(55,382)	4,443,810
State income taxes, net of federal income tax benefit	(113,871)	17,429	(105,928)
Tax Reform - TCJA			1,115,638
Income tax credits	7,851		(11,100)
Other	(64,701)	117	(298,584)

Income tax benefit (expense)	$(342,930)	$62,794	$839,410

Deferred Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities. These temporary differences result in taxable or deductible amounts in future years and are measured using the tax rates and laws that will be in effect when such differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets to the amount that more likely than not will be realized. The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2018 (Successor) and December 31, 2017 (Predecessor) are as follows:

	2018	2017

Deferred tax assets:
Other assets	$—	$58,963
Net operating loss and credit carryforwards	38,235	—

	38,235	58,963

Less: valuation allowance

Deferred tax assets, net of valuation allowance	38,235	58,963

Deferred tax liabilities:
Property and equipment	(2,958,459)	(2,491,722)
Investment in partnership	(43,229)	—

Deferred tax liabilities	(3,001,688)	(2,491,722)

Deferred income taxes—Net	$(2,963,453)	$(2,432,759)

As of December 31, 2018, the Company has gross U.S. federal net operating loss carryforwards of approximately $85,000, all of which was generated in 2018 and has no expiration date, but can only be utilized to offset up to 80% of future taxable income annually. The Company has state net operating loss carryforwards of approximately $109,000 which will expire in 2038. The Company has a general business credit carryforward in the amount of approximately $8,000 that can be used to offset regular tax until 2038.

In December 2017, President Trump signed into law H.R.1, commonly known as the Tax Cuts and Jobs Act (“TCJA”), which made significant changes to the Internal Revenue Code. The TCJA lowered the US statutory federal tax rate from 35% to 21% effective January 1, 2018. The Company recorded a tax benefit of $1,115,638 in the year ended December 31, 2017 (Predecessor) for the reduction in its deferred tax liabilities resulting from the rate change.

In assessing the need for measuring and recording a valuation allowance existence or adjustment, the Company considers recent operating results, the expected scheduled reversal of deferred tax liabilities, projected future taxable benefits and tax planning strategies. As a result of this assessment, the Company has concluded it is more likely than not that all deferred tax assets will be realized and no valuation allowance is necessary.

Unrecognized Tax Benefits

The Company recognizes tax positions in the consolidated financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the consolidated financial statements. The Company had no liability for uncertain tax positions as of December 31, 2018 (Successor) and 2017 (Predecessor).

Regulatory Tax Examinations

The Company is subject to examination by the U.S. Internal Revenue Service and other taxing authorities in jurisdictions where the Company has significant business operations. There were no tax examinations in 2017 or 2018. All tax years including and subsequent to 2015 remain open to examination by the taxing authorities.

17.	LEASE OBLIGATIONS

The Company leases office space from an unrelated third party on an operating lease that expires on April 30, 2031. The lease provides for abatement of a portion of rents due each year.

Future minimum rental payments under the terms of the lease as at December 31, 2018 (Successor) are as follows:

2019	$163,600
2020	163,600
2021	163,600
2022	163,600
2023	163,600
Thereafter	1,213,191

Total	$2,031,191

Rent expense was $146,985, $6,391 and $155,691 for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 through January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor), respectively.

18.	PENSION PLAN

The Company sponsors a Simplified Employee Pension Plan that covers all employees with the exception of Keycity Leasing Company employees. The plan is integrated with social security and provides, if a contribution is made, for a minimum contribution of 5% of the taxable wage base each year for the payment of social security taxes and 10% on excess compensation with a maximum compensation limit per participant as prescribed annually by the Internal Revenue Service.

Keycity Leasing Company sponsored defined contribution pension and profit sharing plans in which only the key executives were eligible. The key executives are the only employees of Keycity Leasing Company. The pension plan provided for contributions based on 10% of compensation, subject to the applicable compensation limit as prescribed annually by the Internal Revenue Service. The profit sharing plan provided for contributions as determined annually by the Board of Directors, with a maximum contribution equal to 15% of compensation, subject to the applicable compensation limit as prescribed annually by the Internal Revenue Service. This plan was terminated prior to the Transaction.

The Company’s expense related to these plans was $1,453,885, $59,803 and $1,583,813 for the periods from January 17, 2018 through December 31, 2018 (Successor) and January 1, 2018 to January 16, 2018 (Predecessor) and the year ended December 31, 2017 (Predecessor), respectively.

19.	CONTINGENT LIABILITIES

Monmouth Property Development, LLC financed a portion of the construction costs of the Monmouth, Illinois facility with U.S. Bancorp and JPMorgan Chase Bank, N.A. entities. The financing package included provisions whereby the lenders and their affiliates retained the New Market Tax Credits related to the construction of the Monmouth facility. In connection with the above financing, Monmouth Property Development, LLC, CCS Realty Co. and

Cloverleaf Cold Storage Co (Ohio) entered into numerous agreements whereby they agree to provide to these entities: (a) an unconditional guaranty of the new market tax credits, (b) a put and call agreement, (c) environmental indemnification and, (d) new market tax credit indemnification.

As part of the reorganization of the Company in January 2018, CCS Realty Co and Cloverleaf Cold Storage Co (Ohio) (Predecessor) and CCS Ohio, LLC and CCS Realty LLC (Successor) signed consent and waiver agreements to keep in place the numerous agreements providing the four items noted above.

20.	SUBSEQUENT EVENTS

Management initially evaluated subsequent events through April 15, 2019, whereby the March 1, 2019 acquisition of Zero Mountain, Inc. (“Zero Mountain”) was disclosed. As of April 15, 2019, the Company had not yet completed its initial accounting for the acquisition and related transactions.

Management has updated its evaluation of subsequent events through July 16, 2019. The following events have occurred subsequent to December 31, 2018:

On March 1, 2019, the Company acquired 100% of the outstanding stock of Zero Mountain, Inc. for consideration of $195,490,347. The purchase consideration consisted of cash payments to seller of $186,318,022, rollover equity of $5,000,000 through receipt of membership units of the Company, and assumption of equipment notes payable of $4,172,325. Expenses associated with the acquisition totaled $5,092,219 of which $3,774,219 were incurred subsequent to December 31, 2018. Zero Mountain is a cold storage warehouse provider with facilities in Johnson, Lowell, Fort Smith, Russellville and North Little Rock, Arkansas. The Company acquired Zero Mountain to expand its operations and broaden its presence in the cold storage industry.

The purchase was funded through proceeds received from the refinancing of the notes payable—banks and issuance of promissory notes payable to members. The new notes payable—banks (“Notes Payable – Banks”) is for $530,000,000 with a variable interest rate based on LIBOR plus the initial spread amount of 1.9% and matures in March 2021. The original notes payable of $365,000,000 was paid off in the refinancing. The promissory notes payable issued to the members (“Promissory Notes Payable – Members”) was for a total of $39,668,945 and accrues interest, compounded annually, at 2.57%. All unpaid accrued interest and principal is due at the maturity date of March 1, 2021. The notes also contain a feature for BCP and other members to convert all or a portion of any outstanding principal and unpaid accrued interest into Class A Common Units of the Company at any time following hereof by a price per Class A Common Unit of $135.

The following table summarizes the preliminary purchase price allocation for Zero Mountain as of March 1, 2019:

Cash	$19,778,542
Accounts receivable	5,546,596
Property and equipment	125,749,978
Intangible asset - customer relationships	26,146,900
Goodwill	52,037,987
Other assets	883,422

Total assets	230,143,425

Accounts payable	4,327,348
Deferred income taxes	26,871,237
Other liabilities	3,454,493
Notes payable	4,172,325

Total liabilities	38,825,403

Net assets acquired	$191,318,022

On May 1, 2019, the Company was acquired by Americold Realty Trust for approximately $1.24 billion, subject to adjustments in accordance with the purchase agreement. In connection with the purchase, the Notes Payable – Banks and Promissory Notes Payable – Members, including all accrued but unpaid interest, was paid off. Commensurate with this transaction, all unvested incentive unit compensation became vested and was fully recognized.

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